                                                                   EXHIBIT 10.13

[LOGO] CYTYC corporation

                                SUPPLY AGREEMENT

THIS AGREEMENT is made effective as of the 31st December 2000 by and between

1. Whatman, Inc., a US Corporation incorporated in the state of New Jersey, , having an address at 9 Bridewell Place, Clifton, NJ 07014, USA (hereinafter referred to as "Whatman"),

2.   Whatman SA, having an address at Avenue Einstein 11b, B-1348
     Louvain-la-Neuve, Belgium, (hereinafter to as "Whatman SA"), and

3. Cytyc Corporation, a Delaware corporation, having an address at 85 Swanson Road, Boxborough, MA 01719, USA, (hereinafter referred to as "Cytyc"),

Whatman and Cytyc being collectively referred to as the "Parties'.

WHEREAS, Cytyc is the owner of technology, patent rights and regulatory approvals related to Cytyc's ThinPrep cytyological sample preparation system, which is sold by Cytyc under the "ThinPrep" trademark;

WHEREAS, Whatman manufactures itself or through its subsidiary or affiliated companies, certain *** and *** polyester filter membrane material
("Whatman Product"), which is sold by Whatman itself or through its subsidiary or affiliated companies under the trademarks "Cyclopore" and "Whatman"; and

WHEREAS, Cytyc wishes to be supplied exclusively by Whatman with Whatman Product for incorporation into Cytyc's ThinPrep System and Whatman wishes exclusively to supply Whatman Product to Cytyc pursuant to the terms and conditions of this Agreement.

WHEREAS, Whatman SA and Cytyc are Parties to a Supply Agreement dated 21st August 1997 ("the Supply Agreement") and wish to terminate that Agreement with effect from the 31st December subject to commencement of this Agreement.

NOW, THEREFORE, for the mutual premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Parties hereby agree as follows:

1.   TERMINATION OF WHATMAN SA and CYTYC AGREEMENT

     In consideration of Whatman and Cytyc entering into this Supply Agreeement, Cytyc and Whatman SA agree to terminate the Supply Agreement between them effective 31st December 2000 subject to this Supply Agreement becoming effective at that date and providing Whatman assumes full responsibility for any Whatman Product sold to Cytyc by Whatman, but manufactured by Whatman SA in accordance with the applicable provisions of this Agreement.

2.   SUPPLY OF PRODUCTS

     2.1  Exclusivity

          Whatman agrees to supply exclusively to Cytyc and Cytyc agrees to purchase exclusively from Whatman the Product as specified in Appendix I (the "Whatman Product"). Providing Cytyc is not in breach of its obligations hereunder, during the Term Whatman agrees not to supply a product which is substantially similar to the Whatman Product to any medical diagnostic company with products focused on filtering cell preservative solutions other than Cytyc and Cytyc agrees, providing Whatman is not in breach of its obligations under the Agreement, not to purchase any product which is substantially similar to the Whatman Product other than from Whatman.

     2.2  Manufacturing Specifications

          (a.) Whatman agrees to manufacture the Whatman Product for Cytyc at Whatman's manufacturing facilities in accordance with the product specifications provided by Cytyc, in Appendix I (which includes the pore size and density, other product specifications, tests and range of acceptable values).

          (b.) During the Term, Whatman shall (i) strictly follow the product specifications set forth on Appendix I, in manufacturing the Whatman Product and (ii) shall not make any changes or additions to Appendix I, without Cytyc's prior written authorisation, which shall not be reasonably withheld, delayed or conditioned.

          (c.) In the event that Whatman desires to change any component or raw material used in the Whatman Product, or its manufacturing specifications or processes which could affect the Whatman Product, Whatman shall first notify Cytyc in writing and obtain Cytyc's written approval which approval shall not be unreasonably withheld, delayed or conditioned.

          (d.) Whatman agrees that in discharging its obligations hereunder, it will comply with applicable laws and governmental regulations in connection with its manufacturing processes and the conduct of its business relevant to this Agreement and only providing it has a consequence for Cytyc, Whatman shall have no responsibility or liability to Cytyc for violating any intellectual property rights of third parties if such alleged violation results directly from Whatman's compliance with Cytyc's specification as set out in Appendix I, or violating any other laws or regulations applicable to its business, unless such violation has an impact on Cytyc.

     2.3  Purchase Orders

          (a) (i) This Agreement does not constitute a purchase order. From time to time, Cytyc shall submit firm purchase orders for quantities of Whatman Product required . If a conflict exists between this Agreement and any purchase order issued by Cytyc pursuant to this Agreement, this Agreement shall govern, with the sole exception of any non price related terms in the "comments" section of any purchase order which is to be agreed by the Parties in advance and which shall govern for that specific purchase order. A prototype Cytyc purchase order with the agreed upon "comments" section is attached here as Appendix 2. (ii)Cytyc agrees to purchase, and Whatman agrees to supply, Whatman Product ordered by Cytyc on the terms and conditions contained herein. Whatman shall fill such orders by the delivery date set forth in the purchase order provided that such delivery date is more than 120 days from the date the purchase order is sent, or such other period as may be agreed by the Parties in writing from time to time.

     2.4  Forecasts

          Subject to Clause 3.1 of this Agreement, on or before the last business day of January and July of each year, Cytyc shall submit to Whatman written nonbinding rolling forecasts of the quarterly quantities of Whatman Product expected to be ordered during the twenty-four (24) months following the date of such forecasts and the annual amounts required in the three years thereafter determined by Cytyc to the best of its knowledge. Whatman shall co-operate fully in estimating and scheduling production for firm purchase orders based on Cytyc's forecasts.

     2.5  Production Capacity

          Whatman agrees that during the Term it shall maintain productive capacity to supply no less than 110% of Cytyc's forecast annual requirement for the Whatman Product; provided that not more than 30% of such annual forecast is scheduled for any one quarter thereof. If there is any increase of more than 10% in the actual volume required for any annual period compared to the forecast then Whatman may defer the supply of such excess for up to six months (or as otherwise agreed between the Parties in writing) in order to modify production capacity.

     2.6  Quality Control

          (a.) Prior to shipment of any order, Whatman shall perform quality control and assurance on each lot of Whatman Product to ensure that the Whatman Product shipped to Cytyc conforms to, and complies with, the manufacturing specifications set forth on Appendix I and the form of Certificate of Traceability set forth on Appendix 3 attached hereto ("Certificate") containing the results and data on the inspection and testing by Whatman for each membrane lot of Whatman Product and certifying that the shipped Whatman Product conforms to such manufacturing specifications.

          (b.) A Certificate shall accompany each shipment of Whatman Product.

          (c.) All Whatman Product delivered to Cytyc hereunder shall be *** by Whatman and/or its subsidiary or affiliate companies, within one hundred and eighty (180) days prior to such shipment unless otherwise agreed in writing by the Parties hereto.

          (d.) Cytyc shall have the right to inspect and audit Whatman's manufacturing facilities and to review all manufacturing processes for the manufacture of the Whatman Product in accordance with the specification pursuant to this Agreement during normal business hours and upon reasonable notice to Whatman.

     2.7  Delivery, Acceptance and Warranty

          (a.) Delivery

               Whatman Product supplied to Cytyc hereunder shall be delivered F.O.B. at Whatman's site of manufacture of Whatman Product, or on such other terms as the Parties may agree from time to time in writing. Whatman shall make delivery to Cytyc in accordance with written delivery and shipping instructions accompanying each purchase order, and shall promptly provide Cytyc written verification of each shipment.

          (b.) Warranty

               Whatman warrants that all Whatman Products shall conform with the specifications set forth in Appendix I and the Certificate for a period of: eighteen (18) months from the date of delivery to Cytyc until such time that Whatman's manufacturing facility at Scarborough, Maine, has been validated by Cytyc, whereafter the period shall be twelve (12) months from the date of delivery to Cytyc.

               Within 30 days of the date of delivery, or expected date of delivery, as the case may be, or within 30 days of discovery of any failure to comply with the Specifications or Certificate during the Warranty period, Cytyc must notify Whatman in writing if any Whatman Product does not conform to the specifications in Appendix 1, or is damaged; or any order, or part of any order is not delivered.

          (c.) Payment

               Payment for Whatman Products shall not constitute acceptance. Acceptance by Cytyc shall not relieve Whatman of its warranty or any other obligation under this agreement.

          (d.) Cytyc and Whatman each represent and warrant to the other that each of them shall use its best efforts to cure any breach as set forth in Section 7.2 hereof.

     2.8  Replacement of or Refunds for Products

          In the event that a shipment of Whatman Product has been delivered in damaged form or has not been delivered in full, or fails to comply with the product specifications set forth on Appendix I, Certificate, and if written notice thereof is duly given to Whatman as provided in
          Section 2.7(b) and 3.2 hereof, Whatman shall replace the missing or defective quantity of Whatman Product as soon as practicable, but in any event, no later than sixty (60) days after notice thereof or shall refund the purchase price in full, at Cytyc's option. Whatman shall absorb all transportation costs related to defective product shipment and returns and shall bear all risk of loss in transit for such material.

3.   MINIMUM PURCHASE AMOUNTS AND STOCK

     3.1  Minimum Purchase Amounts

          During the term of this Agreement, Cytyc agrees to purchase Whatman Product for the minimum aggregate invoice price (net of taxes, duties, tariffs or charges of any kind and net of rebates, returns and credits) of US$ *** million or ***% of the forecasted amount for the year, whichever is the higher, in the year 2001. In each subsequent year of the Term, the minimum aggregate invoice price of US$*** million will be adjusted upward in proportion to any price increase implemented pursuant to this Agreement.

     3.2  Stock of Irradiated Membrane

          (a.) Whatman shall manufacture and hold as safety stock *** membrane conforming to Appendix 1, in an amount sufficient, for eventual processing into Whatman Product ("the Stock") which is equivalent to Cytyc's requirement for the second 12 months of Cytyc's 24 month forecasts provided pursuant to Clause 2.4 hereof. Whatman shall provide Cytyc on a quarterly basis in January et. seq. of a certificate showing the amount of the Stock.

          (b.) Whatman shall not charge Cytyc for the Stock held by it other than a storage charge which is included in the price in Clause
               4.1 (a) below in an amount of ***% of that price, provided however that Whatman shall be entitled, on any occasion that prices may be increased pursuant to Clause 4.1 (c) or (d), to increase the price of the Whatman Product to Cytyc in respect of the storage cost according to the following formula:

          (    B    x ***%    )    X    Current Price
               -
          (    A              )

          Where in the year in respect of which stock is held

               A    =    Actual amount ordered by Cytyc

               B    =    Forecast amount by Cytyc

          Which formula shall only be applied where B results in a factor of
          more than ***.                            -
                                                    A

          An example of this calculation is annexed hereto as Appendix 4.

          (c.) Cytyc shall be unconditionally liable to purchase the Stock at a price of ***% of the then current price of Whatman Product, immediately upon termination of this Agreement for any reason but only providing it conforms to the specification in respect of *** in Appendix 1.

4.   PAYMENTS

     4.1  Price

          (a.) In consideration of Cytyc agreeing to have Whatman be its exclusive supplier of Whatman Product hereunder, Cytyc shall pay to Whatman a price per square metre of US$*** FOB site of manufacture for the year 2001. Cytyc shall make such payment to Whatman in US dollars within thirty (30) days of the date of receipt of each invoice.

          (b.) Cytyc coordinates and shall pay all shipping and handling costs, sales, use, excise or similar taxes or duties, tariffs, withholding obligations and other export fees as applicable.

          (c.) Whatman may revise prices annually during the Term, subject to six month's prior notice thereof and the agreement thereto of the Parties in writing. Should the Parties fail to agree, then the existing price shall be increased by the amount of any increase in the US Consumer price index for the previous twelve months. Additionally, Whatman and Cytyc may discuss potential ways of improving efficiencies and share any savings ratably.

          (d.). Notwithstanding the foregoing, Whatman shall have the right to revise the price for Whatman Product in order to take account of any extraordinary circumstances which arise outside of the reasonable control of Whatman and which have a material impact on the raw material and other costs of production.

5.   INTELLECTUAL PROPERTY

     (a.) Whatman represents that, Whatman has the exclusive right to use the trademark "Cyclopore" and "Whatman" in connection with the Whatman Products and that Cytyc shall not use or permit others to use the "Cyclopore" or "Whatman" trademark in any way whatsoever with or in connection with the Whatman Product purchased by Cytyc hereunder without the written permission of Whatman. Cytyc agrees that it shall not resell the Whatman Product in any manner whatsoever under any trademark other than the "ThinPrep" trademark without the express written consent of Whatman.

     (b.) Cytyc represents that it has the exclusive right to use the "Thin
          Prep" trademark for medical sample preparations.

     (c.) Nothing in this Agreement shall be construed as conveying a license, right, title, or interest in or to any trademark other than the permissive use in connection with the manufacture of Whatman Product and its sale by Cytyc under the Thin Prep trademark.

     (d). If Cytyc is sued alleging that the manufacturing process used for the Whatman Product infringes a United States patent, Whatman agrees to use reasonable efforts to defend the suit, pay reasonable litigation costs, indemnify Cytyc for any actual damages awarded or any settlement approved by Whatman, provided Cytyc: gives Whatman (i) timely written notice of such suit; (ii) continuous cooperation in the defense of the suit; and (iii) control over the defense of any such suit. If in any such suit Cytyc is enjoined by a final, unappealable court order, or by a settlement approved by Cytyc, from using the Whatman Product , Whatman may at its discretion and using reasonable endeavors (i) procure for Cytyc the right to continue using the Whatman Product or, (ii) replace or modify the Whatman Product to avoid infringement. Notwithstanding any other provision hereof, Whatman shall have no obligation to defend, and shall not be liable for any costs or damages awarded in, any suit for infringement concerning (i) the Whatman Product if made to specifications supplied by Cytyc, (ii) any infringement, based upon the use by Cytyc of the Whatman Product (but not its manufacture).

6.   LIMITATION OF LIABILITY

     6.1 WHATMAN SHALL BE LIABLE (IN THE YEAR SUCH DAMAGES ARE INCURRED BY CYTYC) FOR ALL DIRECT COSTS, LOSSES (FOR THE AVOIDANCE OF DOUBT, EXCLUDING LOSS OF PROFITS) AND EXPENSES, PROVIDING SAME ARE DIRECTLY ATTRIBUTABLE TO THE MANUFACTURE, DELIVERY AND SUBSEQUENT USE BY CYTYC OF WHATMAN PRODUCT WHICH DOES NOT CONFORM TO THE PRODUCT SPECIFICATIONS IN APPENDIX 1. WHATMAN'S TOTAL LIABILITY HEREUNDER SHALL NOT EXCEED THE TOTAL AMOUNT PAID TO WHATMAN BY CYTYC HEREUNDER IN THE YEAR SUCH SUIT IS RESOLVED.

     6.2 During the term of this Agreement and for a period of three years following the termination of this Agreement, each Party shall maintain insurance coverage of the types and in amounts usually insured by companies of the size and operating the business conducted by such Party, including, without limitation, such insurance coverage as such Party is required to maintain under applicable law and comprehensive general liability insurance (including product liability) safeguarding against liability for injuries to persons, including injuries resulting in death, and damage to property. In no event shall such insurances have an aggregate value of less than US$ 10 million or equivalent.

7.   TERM and TERMINATION

     7.1 Unless earlier terminated in accordance with this Article 7, this Agreement shall commence on the date set forth above and shall continue through December 31, 2005 ("the Term").

     7.2 Either Party shall have the right to terminate this Agreement immediately, by notice in writing in the event that the other Party hereto

          (i) shall default on or materially breach any of its covenants, undertakings or obligations on its part to be performed hereunder (with respect of Cytyc, such breach to include non-payment by Cytyc hereunder or failure to purchase Minimum Purchase Amounts), and such default or breach is not corrected or cured within 30 days after written notice thereof has been given by the nondefaulting party; or

          (ii) enters into liquidation whether compulsorily or voluntarily otherwise than for the purposes of amalgamation or reconstruction or compound with its creditors or has a Receiver appointed over all or any part of its assets or take or suffers any similar action in consequence of debt.

     7.3 Any termination under this Article 7 shall be without prejudice to the rights of either Party against the other then accruing or otherwise accrued under this Agreement. All outstanding obligations and liabilities of Cytyc and Whatman under Articles 3.1, 3.2 (c) 5, 6, 7 and 8 hereof shall survive any expiration or termination of this Agreement. Upon termination, Whatman shall promptly provide Cytyc with all copies of Appendix 1 and any derivative documents and remaining finished inventory of Whatman Product upon payment by Cytyc of the applicable price for such Whatman Product. Whatman and Cytyc shall use their best efforts to agree on reasonable terms for Whatman to provide Cytyc with details of Whatman's manufacturing specifications in respect of the Whatman Product.

8.   CONFIDENTIALITY

     8.1 The Parties hereto shall treat all confidential information and materials received from the other, as confidential and agree not to use or disclose to any third party, other than directors, officers, employees, agents or advisors ("Representatives") who need to know such information in connection with this Agreement, any such information or materials without first obtaining the written consent of the Party providing the information. Whatman further agrees to take all practicable steps to ensure that any such information shall not be used by its Representatives, except on like terms of confidentiality as aforesaid, and that such information shall be kept fully private and confidential by them. In any event, the Parties shall be responsible for any breach of this Agreement by any of their respective Representatives.

     8.2  For purposes of this Article 8, confidential information shall mean
          (i) all information marked confidential by the disclosing Party, and, if disclosed orally, summarised in written format and marked confidential within thirty (30) days of disclosure to the other Party, and (ii) the existence or terms and conditions of this Agreement. The Parties agree that disclosure of Confidential Information as defined herein shall not be made by "e-mail" transmission. The term Confidential Information shall mean certain information (including, but not limited to, by way of sample) concerning the composition, methods of manufacture, processes and quality control of the Parties' respective products and processes, or other proprietary or confidential information relating to their respective customers, finances and business plans which is valuable and confidential (the "Confidential Information").

     8.4  Notwithstanding the foregoing, the obligations set forth in this
          Article 8 shall not apply to any information which:

          (a) at the time of its disclosure is already in the public domain or subsequently comes into the public domain otherwise than by breach of this Agreement;

          (b) the recipient of such disclosure (the "Receiving Party") demonstrates to the Party disclosing information (the "Disclosing Party") was, immediately prior to its disclosure, already in the possession of the Receiving Party, but not already published;

          (c) the Disclosing Party authorises to the Receiving Party in writing to be disclosed;

          (d) the Receiving Party receives from a third party which such third party did not itself obtain it in confidence directly or indirectly from the Disclosing Party;

          (e) is disclosed in response to a valid order by a court or other governmental body, which was otherwise required be law, or any disclosure necessary to establish the rights of either Cytyc or Whatman under this Agreement; provided, however, that the Receiving Party shall first give written notice of such required disclosure to the Disclosing Party; or

          (f) is independently developed by either party without reference to Confidential Information, as evidenced by verifiable records.

9.   NOTICES

     9.1 Any notice required or permitted to be given hereunder shall be sent in writing by registered or certified airmail, postage prepaid, return receipt requested, or by air courier, or telecopier, or facsimile transmission addressed to the Party to whom it is to be given as follows:

          If to Whatman:             Whatman, Inc.
                                     9 Bridewell Place
                                     Clifton, NJ 07014 USA
                                     Fax:       (973) 773 5800
                                     Attention: President and
                                                Chief Executive Officer
                                     Copy to:   Company Secretary

                                     Whatman plc
                                     Whatman House
                                     St. Leonard's Road
                                     20/20 Maidstone
                                     Kent ME16 0LS
                                     Fax:          +44(0)1622 687408

          If to Cytyc:               Cytyc Corporation
                                     85 Swanson Road
                                     Boxborough
                                     Massachusetts 01719 USA
                                     Fax:        (508) 635-1033
                                     Attention:  Vice President, Operations
                                     With CC to: VP HR & General Counsel

          or to such other address or addresses as may from time to time be given in writing by either Party to the other pursuant to the terms hereof.

     9.2 Any notice sent pursuant to this Article 9 shall be deemed delivered on the third business day after dispatch by airmail and on the second business day after dispatch by air courier or telecopier or facsimile.

10.  MISCELLANEOUS

     10.1 Assignment

          This Agreement shall not be assigned by either Party without the prior written consent of the other Party, except

          (a.) with respect to Whatman, in connection with any reorganisation, merger or consolidation of Whatman involving (i) only a change in the state of incorporation of Whatman, (ii) a merger of Whatman with or into a wholly-owned subsidiary of Whatman, (iii) the transfer of the outstanding capital stock of Whatman to any wholly-owned subsidiary of Whatman plc, or (iv) an acquisition or merger, reorganisation or consolidation, of which Whatman is the surviving corporation and operates as a going concern and 60% or more of the same management, where Whatman is purchasing the assets or stock of another entity (vs. the sale of all or substantially all of the assets of Whatman) and

          (b.) with respect to Cytyc, in connection with the acquisition of Cytyc, including an acquisition by any (i) sale, issuance, exchange or transfer, in a single transaction or a series of related transactions, of greater than fifty percent (50%) of the oustanding capital stock of Cytyc to a third party, (ii) sale of all or substantially all of the assets of Cytyc, or (iii) merger, consolidation or other reorganisation involving Cytyc and one or more other entities in which the shares of Cytyc outstanding capital stock immediately prior to such transaction are converted into, exchanged for or represent less than a majority of the voting power of the surviving or resulting entity.

          (c.) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties hereto and their respective successors and permitted assigns.

     10.2 Force Majeure

          Any delays in or failures of performance by either Party under this Agreement shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the Party affected, including, but not limited to: Acts of God; acts, regulations or laws of any government (including, without limitation, import and export regulations); strikes or other concerted acts of workers; lawsuits relating to the subject matter hereof; fires; floods; explosions; riots; wars; rebellion and sabotage; and any time for performance hereunder shall be extended by the actual time of delay caused by such occurrence. Each Party shall promptly give notice to the other of the starting and stopping of the above-mentioned occurrences. Cytyc may seek an alternative supplier if any disruption of supply of Whatman Product exceeds 30 days.

     10.3 Entire Agreement

          This Agreement and its appendices constitute the entire understanding between the Parties with respect to the subject matter hereof and supersedes and replaces all prior agreements, understandings, writings and discussions between the Parties relating to said subject matter.

     10.4 Amendments

          (a.) This Agreement may be amended and any of its terms or conditions may be waived only by a written consent executed by both Parties, or, in the case of a waiver, by the Party waiving compliance.

          (b.) The failure of either Party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same.

          (c.) No waiver by either Party of any condition or term in any one or more instances shall be construed as a further or continuing waiver of such condition or term or of another condition or term.

     10.5 Counterparts

          This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

     10.6 Governing Law

          The validity interpretation and performance of this Agreement and the rights and obligations of the Parties arising hereunder shall be governed by the internal laws of the

          Commonwealth of Massachusetts and the Parties hereby consent to the non-exclusive jurisdiction of the courts of the Commonwealth of Massachusetts.

     10.7 Severability

          If any provision of this Agreement is or becomes illegal or unenforceable, as determined by a court of competent jurisdiction, the remaining provisions contained herein shall nevertheless be valid and binding upon the Parties hereto.

     10.8 Relationship of the Parties

          Neither Party shall act or represent or hold itself out as having authority to act as an agent, employee or partner of the other Party, or in any way bind or commit the other Party to any obligations. Nothing contained in this Agreement shall be construed as creating a partnership, joint venture, agency, trust or other association of any kind, each Party being individually responsible only for its obligations as set forth in this Agreement. All activities by either Party under the terms hereof shall be carried on by them as independent contractors and not as an agent for the other. Employees of either Party performing services hereunder shall not be deemed to be employees of the other.

     10.9 Headings

          The headings in this Agreement are inserted for convenience and identification only, and are not intended to describe, interpret, define or limit the scope or intent of this Agreement or any clause hereof.

IN WITNESS WHEREOF, the Parties hereto have caused this Supply Agreement to be executed by their duly authorised officers effective as of the date and year first above written.

          WHATMAN, INC.


          By: /s/ Paul A. Bryan
             -------------------------------
             Paul A. Bryan


          WHATMAN S.A.


          By: /s/ Paul A. Bryan
             -------------------------------
             Paul A. Bryan


          CYTYC CORPORATION


          BY: /s/ A. Suzanne Meszner-Eltrich
             -------------------------------
             A. Suzanne Meszner-Eltrich
             Vice President, Human Resources, General Counsel and Secretary

CONFIDENTIAL

APPENDIX 1      Whatman Product
APPENDIX 2      Form of Purchase Order
APPENDIX 3      Form of Certificate
APPENDIX 4      Example for Irradiated membrane calculation pursuant to
                section 3.2

                                 AMENDMENT No. 1

                             dated October 16, 2001

                    to the Agreement dated December 31, 2000
                  (hereinafter referred to as "the Agreement")

                                    between:

Whatman, Inc., a US Corporation incorporated in the state of New Jersey, having an address at 9 Bridewell Place, Clifton, NJ 07014, USA (hereinafter referred to as "Whatman"),

Whatman SA, having an address at Avenue Einstein 11b, B-1348 Louvain-la-Neuve, Belgium, (hereinafter referred to as "Whatman SA"), and

Cytyc Corporation, a Delaware corporation, having an address at 85 Swanson Road, Boxborough, MA 01719, USA, (hereinafter referred to as "Cytyc"),

Whatman, Whatman SA and Cytyc being collectively referred to as the "Parties".

WHEREAS, the Parties are desirous of amending the Agreement;

NOW THEREFORE, in consideration of the agreements, mutual representations and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

     1. This Amendment constitutes an amendment to the Agreement pursuant to the provisions of clause 10.4 of the Agreement.

     2.   Clause 7.1 shall hereby read as follows:

          Unless earlier terminated in accordance with this Article 7, this Agreement shall commence on the date set forth above and shall continue through December 31, 2007 ("the Term")

     3. Whatman and Cytyc have agreed to purchase additional stock of ***, a raw material used in the manufacturing of *** membranes for Cytyc, conforming to the specifications in Appendix 1 of the Agreement (the "Raw Material") for years 2006 and 2007 at an amount of ***
          Kg @ *** BFR for $*** US, *** ***%) or $*** paid for by
          Whatman and *** ***%) or $*** paid for by Cytyc.

     4. During the Term of the Agreement, the Raw Material will be stored at facilities of both Parties in the proportions respectively paid by them, and neither party will charge the other for storage costs of the Raw Material.

     5. Whatman agrees to first utilize all of its current stock of *** (including the additional ***% purchased by Whatman) (the "current stock") to meet Cytyc's production needs. Once the current stock is depleted, Whatman agrees to only purchase from Cytyc the reserve stock of *** (the ***% purchased and stored by Cytyc) as necessary to meet Cytyc's production requirements at Cytyc's cost (as described in clause 3 above). Cytyc agrees to purchase from Whatman, at the cost Whatman paid for the Raw Material (whether as current stock or as purchased from Cytyc) (as described in clause 3 above) any balance of Raw Material purchased by Whatman which remains at the end of the Term of the Agreement as amended herein, providing the Raw Material is in compliance with the specifications of Appendix 1of the Agreement at the time of the purchase.

     6. Whatman shall continue to comply with the provisions of Section 3.2 of the Agreement only to the extent that the Raw Material conforming to the specifications in Appendix 1 of the Agreement shall be available from the stocks purchased by Whatman pursuant to the Agreement as amended herein or a newly qualified replacement of the Raw Material is purchased by Whatman pursuant to a mutual agreement of the Parties.

     7. The Parties expressly agree that there are no other understandings, writings or discussions related to the subject matter hereof other than the Agreement and this Amendment No.1.

     8. Except as expressly modified by this Amendment No. 1, the Agreement shall continue in full force and effect in accordance with its terms as stated therein, but, to the extent of such modification, the provisions of this Amendment shall supersede those of the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be executed by their fully authorized representatives.

               WHATMAN, INC.


               By: /s/ Paul A. Bryan
                  -------------------------------
                  Paul A. Bryan


               WHATMAN S.A.


               By: /s/ Paul A. Bryan
                  -------------------------------
                  Paul A. Bryan


               CYTYC CORPORATION


               By: /s/ A. Suzanne Meszner-Eltrich
                  -------------------------------
                  A. Suzanne Meszner-Eltrich
                  Vice President, Human Resources, General Counsel and Secretary

                                 AMENDMENT No. 2

                                dated May 2, 2002

                    to the Agreement dated December 31, 2000
                  (hereinafter referred to as "the Agreement")

                                    between:

Whatman, Inc., a US Corporation incorporated in the state of New Jersey, having an address at 9 Bridewell Place, Clifton, NJ 07014, USA (hereinafter referred to as "Whatman"),

Whatman SA, having an address at Avenue Einstein 11b, B-1348 Louvain-la-Neuve, Belgium, (hereinafter referred to as "Whatman SA"), and

Cytyc Corporation, a Delaware corporation, having an address at 85 Swanson Road, Boxborough, MA 01719, USA, (hereinafter referred to as "Cytyc"),

Whatman, Whatman SA and Cytyc being collectively referred to as the "Parties".

WHEREAS, the Parties are desirous of amending the Agreement which was previously amended by Amendment 1 on October 16, 2001;

NOW THEREFORE, in consideration of the agreements, mutual representations and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

     1. This Amendment constitutes an amendment to the Agreement pursuant to the provisions of clause 10.4 of the Agreement.

     2.   Clause 7.1 shall hereby read as follows:

          Unless earlier terminated in accordance with this Article 7, this Agreement shall commence on the date set forth above and shall continue through December 31, 2012 ("the Term")

     3.   Clause 3.1 shall hereby read as follows:

          During the term of this Agreement, Cytyc agrees to purchase in each year Whatman product for the minimum aggregate invoice price (net of taxes, duties, tariffs or charges of any kind and net of rebates, returns and credits) of US$ *** million or ***% of the forecasted amount for the year, whichever is higher, beginning January 1, 2003. Based upon Cytyc's commitment above, Whatman agrees to increase its production capacity for Cytyc by adding a third *** line to be located in Whatman's plant in Scarborough, Maine which is qualified by Cytyc.

                                   Page 1 to 2

     4.   Clause 4.1 (c.) shall hereby read as follows:

          Whatman may revise prices annually during the term, subject to one year's prior notice to Cytyc and the agreement thereto by the parties in writing. Should the parties fail to agree, then the existing price shall change by the amount of any change in the United States Producer Price Index, Commodity Code WPUSOP2900 "intermediate materials less food and energy" for the previous twelve-month period. Additionally, Whatman and Cytyc may discuss potential ways of improving efficiencies and share any savings ratably.

     5. The Parties expressly agree that there are no other understandings, writings or discussions related to the subject matter hereof other than the Agreement, Amendment No. 1 and this Amendment No.2.

     6. Except as expressly modified by this Amendment No. 2, the Agreement, as previously amended, shall continue in full force and effect in accordance with its terms. In the event of any conflict between this Amendment No. 2 and the terms of the Agreement as previously amended, the terms of this Amendment No. 2 shall prevail.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to the Agreement to be executed by their fully authorized representatives.

               WHATMAN, INC.


               By: /s/ Paul A. Bryan
                  -------------------------------
                  Paul A. Bryan


               WHATMAN S.A.


               By: /s/ Paul A. Bryan
                  -------------------------------
                  Paul A. Bryan


               CYTYC CORPORATION


               By: /s/ A. Suzanne Meszner-Eltrich
                  -------------------------------
                  A. Suzanne Meszner-Eltrich
                  Vice President, Human Resources, General Counsel and Secretary

                                  Page 2 to 2